                              AMENDED AND RESTATED

                          SERVICE PLAN AND AGREEMENT

                                     with

                      OppenheimerFunds Distributor, Inc.

                            For Class A Shares of

                       Oppenheimer Emerging Growth Fund

This Amended and Restated  SERVICE PLAN AND  AGREEMENT  (the "Plan") is dated as of the 15th day of  April,  2004,  by and  between  Oppenheimer  Select  Value  Fund  (the  "Fund")  and
OppenheimerFunds Distributor, Inc. (the "Distributor").

1.    The  Plan.  This  Plan is the  Fund's  written  service  plan  for its  Class A Shares
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described  in the  Fund's  registration  statement  as of the date this Plan  takes  effect, contemplated  by  and to  comply  with  Rule  2830  of the  Conduct  Rules  of the  National
Association  of  Securities  Dealers,  Inc.,  pursuant to which the Fund will  reimburse the
Distributor for a portion of its costs incurred in connection with the personal  service and maintenance of shareholder accounts  ("Accounts") that hold Class A Shares (the "Shares") of the Fund.  The Fund may be deemed to be acting as  distributor  of securities of which it is the  issuer,  pursuant  to Rule 12b-1  under the  Investment  Company Act of 1940 (the "1940
Act"),  according to the terms of this Plan. The  Distributor  is authorized  under the Plan to pay "Recipients," as hereinafter  defined, for rendering services and for the maintenance
of  Accounts.   Such   Recipients  are  intended  to  have  certain  rights  as  third-party beneficiaries under this Plan.

2.    Definitions.  As used in this Plan,  the  following  terms  shall  have the  following
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meanings:

      (a)   "Recipient" shall mean any broker,  dealer, bank or other institution which: (i)
      has rendered  services in  connection  with the personal  service and  maintenance  of
      Accounts;  (ii)  shall  furnish  the  Distributor  (on  behalf of the Fund)  with such information as the Distributor  shall  reasonably  request to answer such questions as may arise  concerning such service;  and (iii) has been selected by the Distributor to receive  payments under the Plan.  Notwithstanding  the  foregoing,  a majority of the
      Fund's Board of Trustees  (the "Board") who are not  "interested  persons" (as defined in the  1940  Act)  and who have no  direct  or  indirect  financial  interest  in the operation of this Plan or in any  agreements  relating to this Plan (the  "Independent
      Trustees") may remove any broker,  dealer,  bank or other  institution as a Recipient, whereupon such entity's rights as a third-party beneficiary hereof shall terminate.

      (b)   "Qualified  Holdings"  shall  mean,  as  to  any  Recipient,  all  Shares  owned beneficially  or of record by: (i) such  Recipient,  or (ii) such  brokerage  or other customers,  or investment  advisory or other clients of such Recipient and/or accounts
      as  to  which  such  Recipient  is  a  fiduciary  or  custodian  or   co-fiduciary  or
      co-custodian  (collectively,  the "Customers"),  but in no event shall any such Shares be deemed owned by more than one  Recipient  for  purposes of this Plan.  In the event that two entities  would  otherwise  qualify as Recipients as to the same Shares,  the
      Recipient  which is the  dealer of  record on the  Fund's  books  shall be deemed  the
      Recipient as to such Shares for purposes of this Plan.

3.    Payments.
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      (a)   Under  the  Plan,  the  Fund  will  make  payments  to the  Distributor,  within forty-five (45) days of the end of each calendar quarter,  in the amount of the lesser of: (i) 0.25% on an annual  basis of the average  during the  calendar  quarter of the aggregate  net asset  value of the Shares,  computed as of the close of each  business day, or (ii) the Distributor's  actual expenses under the Plan for that quarter of the type  approved by the Board.  Notwithstanding  the  foregoing,  the Fund will not make payments  to the  Distributor  in  excess  of  the  amount  the  Distributor  pays  to
      Recipients.  The Distributor  will use such fee received from the Fund in its entirety to reimburse  itself for payments to  Recipients  and for its other  expenditures  and costs of the type  approved by the Board  incurred  in  connection  with the  personal service and  maintenance  of  Accounts  including,  but not  limited to, the  services described in the following  paragraph.  The  Distributor may make Plan payments to any
      "affiliated  person"  (as  defined  in the  1940  Act)  of  the  Distributor  if  such affiliated person qualifies as a Recipient.

            The services to be rendered by the  Distributor  and  Recipients  in  connection with the personal  service and the maintenance of Accounts may include,  but shall not be  limited  to, the  following:  answering  routine  inquiries  from the  Recipient's customers  concerning the Fund,  providing  such  customers with  information on their investment in Shares,  assisting in the  establishment  and maintenance of accounts or sub-accounts  in the Fund,  making the Fund's  investment  plans and dividend  payment options available,  and providing such other information and customer liaison services and the  maintenance  of  Accounts  as the  Distributor  or the  Fund  may  reasonably request.  It may be presumed that a Recipient  has provided  services  qualifying  for compensation  under the Plan if it has  Qualified  Holdings of Shares to entitle it to payments  under the Plan.  In the  event  that  either  the  Distributor  or the Board should have reason to believe that,  notwithstanding  the level of Qualified Holdings, a Recipient may not be rendering  appropriate services,  then the Distributor,  at the request of the Board,  shall  require  the  Recipient  to provide a written  report or other information to verify that said Recipient is providing  appropriate  services in this  regard.  If the  Distributor  still is not  satisfied,  it may take  appropriate steps to  terminate  the  Recipient's  status as such under the Plan,  whereupon  such entity's rights as a third-party beneficiary hereunder shall terminate.

            Payments  received by the  Distributor  from the Fund under the Plan will not be used to pay any  interest  expense,  carrying  charges or other  financial  costs,  or allocation  of overhead by the  Distributor,  or for any other  purpose other than for the payments  described in this Section 3. The amount payable to the Distributor  each
      quarter  will  be  reduced  to  the  extent  that  reimbursement   payments  otherwise
      permissible  under the Plan have not been  authorized  by the Board for that  quarter.
      Any  unreimbursed  expenses  incurred  for any quarter by the  Distributor  may not be recovered in later periods.

(b)   The  Distributor  shall make payments to any Recipient  quarterly,  within  forty-five
      (45) days of the end of each  calendar  quarter,  at a rate not to exceed  0.25% on an annual basis of the average  during the calendar  quarter of the  aggregate  net asset value of the  Shares  computed  as of the close of each  business  day,  of  Qualified
      Holdings  owned  beneficially  or of  record  by the  Recipient  or by its  Customers.
      However,  no such  payments  shall be made to any  Recipient  for any such  quarter in which its Qualified  Holdings do not equal or exceed, at the end of such quarter,  the minimum amount ("Minimum Qualified Holdings"),  if any, to be set from time to time by a majority of the Independent Trustees.

            Alternatively,  the  Distributor  may, at its sole  option,  make the  following service fee payments to any Recipient  quarterly,  within  forty-five (45) days of the end of each  calendar  quarter:  (A) "Advance  Service Fee  Payments" at a rate not to exceed 0.25% of the average  during the calendar  quarter of the  aggregate  net asset value of  Shares,  computed  as of the close of  business  on the day such  Shares are sold,  constituting Qualified Holdings,  sold by the Recipient during that quarter and owned  beneficially  or of  record  by the  Recipient  or by its  Customers,  plus (B)
      service fee  payments at a rate not to exceed  0.25% on an annual basis of the average during the calendar  quarter of the aggregate  net asset value of Shares,  computed as of the close of each business day, constituting  Qualified Holdings owned beneficially or of record by the  Recipient or by its  Customers  for a period of more than one (1)
      year.  At the  Distributor's  sole  option,  Advance  Service Fee Payments may be made more often than  quarterly,  and sooner than the end of the calendar  quarter.  In the event  Shares are  redeemed  less than one year after the date such  Shares were sold, the  Recipient  is obligated  to and will repay the  Distributor  on demand a pro rata portion of such  Advance  Service  Fee  Payments,  based on the ratio of the time such
      Shares were held to one (1) year.

            A  majority  of the  Independent  Trustees  may at any time or from time to time increase  or  decrease  and  thereafter  adjust  the  rate  of  fees to be paid to the
      Distributor  or to any Recipient,  but not to exceed the rate set forth above,  and/or increase or decrease the number of shares  constituting  Minimum  Qualified  Holdings.
      The Distributor shall notify all Recipients of the Minimum Qualified  Holdings and the
      rate of payments hereunder applicable to Recipients,  and shall provide each Recipient with  written  notice  within  thirty (30) days after any change in these  provisions.
      Inclusion  of such  provisions  or a change in such  provisions  in a revised  current prospectus shall constitute sufficient notice.

      (c)   Under the Plan,  payments may be made to  Recipients:  (i) by  OppenheimerFunds,
      Inc.  ("OFI")  from its own  resources  (which may include  profits  derived  from the advisory fee it receives from the Fund),  or (ii) by the  Distributor (a subsidiary of
      OFI), from its own resources.

4.    Selection and Nomination of Trustees.  While this Plan is in effect,  the selection or
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replacement  of  Independent  Trustees and the nomination of those persons to be Trustees of the Fund who are not  "interested  persons" of the Fund shall be committed to the discretion of the  Independent  Trustees.  Nothing herein shall prevent the  Independent  Trustees from soliciting  the views or the  involvement  of others in such  selection or nomination if the final  decision  on any such  selection  and  nomination  is  approved  by a majority of the incumbent Independent Trustees.

5.    Reports.  While this Plan is in effect,  the  Treasurer  of the Fund shall  provide at
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least  quarterly  a  written  report  to the  Fund's  Board for its  review,  detailing  the aggregate  amount of  payments  made  pursuant to this Plan and the  purposes  for which the payments were made.  The report shall state whether all provisions of Section 3 of this Plan have been complied with. The Distributor  shall annually  certify to the Board the amount of its total expenses  incurred that year with respect to the personal  service and maintenance of Accounts in conjunction with the Board's annual review of the continuation of the Plan.

6.    Related  Agreements.  Any agreement related to this Plan shall be in writing and shall
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provide that:  (i) such  agreement may be  terminated  at any time,  without  payment of any penalty, by vote of a majority of the Independent  Trustees or by a vote of the holders of a
"majority" (as defined in the 1940 Act) of the Fund's  outstanding  voting securities of the
Class, on not more than sixty days written notice to any other party to the agreement;  (ii)
such agreement shall  automatically  terminate in the event of its  "assignment" (as defined in the 1940 Act);  (iii) it shall go into  effect  when  approved by a vote of the Board and its  Independent  Trustees  cast in person at a meeting  called for the purpose of voting on such agreement; and (iv) it shall, unless terminated as herein provided,  continue in effect from  year to year  only so long as such  continuance  is  specifically  approved  at  least annually by the Board and its  Independent  Trustees cast in person at a meeting  called for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination and Amendment.  This Plan has been approved
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by a vote of the  Independent  Trustees cast in person at a meeting called on April 15, 2004 for the  purpose of voting on this Plan.  Unless  terminated  as  hereinafter  provided,  it shall  continue  in  effect  until  renewed  by the  Board in  accordance  with the Rule and thereafter  from year to year  thereafter  or as the Board may otherwise  determine  only so long as such  continuance  is  specifically  approved at least annually by the Board and its
Independent  Trustees by a vote cast in person at a meeting called for the purpose of voting on such  continuance.  This Plan may be  terminated at any time by vote of a majority of the
Independent  Trustees or by the vote of the holders of a "majority"  (as defined in the 1940
Act) of the Fund's  outstanding  voting  securities of Class A. This Plan may not be amended to increase  materially  the amount of payments to be made  without  approval of the Class A
Shareholders,  in the manner described  above, and all material  amendments must be approved by a vote of the Board and of the Independent Trustees.

8.    Disclaimer of Shareholder  and Trustee  Liability.  The Distributor  understands  that
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the  obligations of the Fund under this Plan are not binding upon any Trustee or shareholder of the Fund  personally,  but bind only the Fund and the Fund's  property.  The  Distributor represents  that it has notice of the  provisions  of the  Declaration  of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

                              Oppenheimer Emerging Technologies Fund

                              By:   /s/ Robert G. Zack
                                     Robert G. Zack, Secretary

                              OppenheimerFunds Distributor, Inc.

                                          By:   /s/ James H. Ruff
                                     James H. Ruff
                                     President